Extraction Oil & Gas, Inc. Announces First-Quarter 2017 Results;

Exceeds High End of Production Guidance and Reaffirms 2017 Outlook

DENVER – May 9, 2017 (GLOBE NEWSWIRE) -- Extraction Oil & Gas, Inc. (NASDAQ: XOG), an oil and gas exploration and production company with primary assets in the Wattenberg Field in the Denver-Julesburg Basin of Colorado, today reported financial and operational results for the first quarter of 2017.

First-Quarter 2017 Highlights

•

First quarter average net sales volumes of 33,383 barrels of oil equivalent per day (BOE/d) including 13,454 barrels per day (Bbl/d) of oil. Production volumes exceeded the midpoint of the Company’s oil guidance and exceeded the high end of the guidance range for total equivalent volumes;

•

Extraction reported first quarter net income of $8.7 million, or $0.03 per basic and diluted share[1], compared to net loss of $45.5 million for the same period in 2016. Adjusted EBITDAX, Unhedged[2] was $51.5 million for the first quarter, up 125% year-over-year and down 11% sequentially. Adjusted EBITDAX was $42.4 million, down 16% year-over-year and down 22% sequentially;

•

Turned to sales 26 gross (25 net) operated wells with an average lateral length of approximately 7,000 feet, consistent with the Company’s plan, and completed 54 gross (47 net) wells with an average lateral length of approximately 7,000 feet; and

•

Extraction expects second-quarter 2017 average net sales volumes to be 42-45 MBOE/d with 21-22 MBbl/d of crude oil and reaffirms the Company’s previous full-year 2017 production, capital and expense guidance.

Commenting on first-quarter 2017 results, Extraction's Chairman and CEO Mark Erickson said: “We continue to be very pleased with our financial and operating results. As it stands today, the growth we had been forecasting for the future is now here in the present. We are currently producing in excess of 40,000 barrels of oil equivalent per day, with over 50% being oil, and production continues to climb. Our continuing achievements are a result of the hard work and dedication of our Company’s operating team.”

“We are very encouraged by the results we are seeing from our first three pads utilizing enhanced completions, currently producing at or in excess of our enhanced completions type curves. In addition, we are seeing lower GORs along with no material declines on these pads, leading to the potential for additional separation from the type curves.”

1    For further information on the earnings per share, refer to the Consolidated Statement of Operations

2    Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are non-GAAP financial measures. For a definition of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, read “—Reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged.”

“We expect to turn three additional pads from our year-end DUC program to sales this quarter. Furthermore, towards the end of the quarter we expect to turn to sales several additional pads that were not part of our year-end DUC inventory. Our DUC inventory is currently at 59 wells with an average lateral length of approximately 8,600 feet.”

Financial Results

First quarter average net sales volumes were 33,383 BOE/d, an increase of 35% year-over-year and a decrease of 13% sequentially. Crude oil volumes exceeded the midpoint of Company guidance while total equivalent volumes exceeded the high end of the guidance range. Crude oil accounted for approximately 58% of our total revenues recorded during the first quarter of 2017.

For the first quarter, Extraction reported oil, natural gas and NGL sales revenue of $89.6 million, as compared to $45.1 million during the same period in 2016, representing an increase of 99%. Revenue decreased 5% sequentially driven by a 13% decrease in average daily production, which was partially offset by tighter crude oil differentials and improved commodity prices.

Adjusted EBITDAX, Unhedged was $51.5 million for the first quarter, up 125% year-over-year and down 11% sequentially. Adjusted EBITDAX was $42.4 million, down 16% year-over-year and down 22% sequentially. Adjusted EBITDAX during first-quarter 2016 was positively impacted by $30.5 million of settlements on commodity derivative instruments as a result of hedge positions entered into during the higher commodity price environment of 2014.

For the first quarter, Extraction reported net income of $8.7 million, or $0.03 per basic and diluted share, compared to net loss of $45.5 million for the same period in 2016.

Lease operating expenses (LOE) excluding transportation and gathering expenses for the first quarter totaled $12.0 million or $4.01 per BOE, in-line with prior guidance of $11.5 to $12.5 million. The increase in per-unit LOE is primarily a function of lower production volumes combined with fixed per-well operating expenses. As Extraction brings on more horizontal production throughout the year, per-unit LOE is expected to decrease significantly resulting in full-year LOE coming in within the Company’s guidance range.

Transportation and gathering expense related to natural gas and NGL sales for the first quarter of $10.3 million, or $3.42 per BOE, was up sequentially due to the Company’s percent-of-proceeds gathering and processing contracts resulting from higher natural gas and NGL realizations, which more than offset the increase.

The following table provides a summary of our sales volumes, average prices and certain operating expenses on a per BOE basis for the first-quarter 2017 and 2016 respectively:

	For the Three Months Ended
	March 31,
	2017	2016
Sales (MBoe)(1):	3,005	2,254
Oil sales (MBbl)	1,211	1,259
Natural gas sales (MMcf)	6,359	3,520
NGL sales (MBbl)	734	408
Sales (BOE/d)(1):	33,383	24,766
Oil sales (Bbl/d)	13,454	13,840
Natural gas sales (Mcf/d)	70,651	38,681
NGL sales (Bbl/d)	8,154	4,479
Average sales prices(2):
Oil sales (per Bbl)	$43.05	$27.08
Oil sales with derivative settlements (per Bbl)	36.42	46.30
Natural gas sales (per Mcf)	3.13	1.88
Natural gas sales with derivative settlements (per Mcf)	2.97	2.80
NGL sales (per Bbl)	24.00	10.88
Average price per BOE	29.83	20.03
Average price per BOE with derivative settlements	26.82	32.20
Expense per BOE:
Lease operating expenses	$7.43	$5.31
Operating expenses	4.01	3.49
Transportation and gathering	3.42	1.82
Production taxes	2.15	1.99
Exploration expenses	3.60	1.26
Depletion, depreciation, amortization and accretion	16.86	20.10
Impairment of long lived assets	0.22	0.20
Other operating expenses	0.15	0.40
Acquisition transaction expenses	0.02	—
General and administrative expenses	8.55	3.17
Cash general and administrative expenses	3.31	2.56
Unit and stock-based compensation	5.24	0.61
Total operating expenses per BOE	38.98	32.43

(1)

One BOE is equal to six thousand cubic feet (“Mcf”) of natural gas or one barrel (“Bbl”) of oil or NGL based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

(2)

Average prices shown in the table reflect prices both before and after the effects of our settlements of our commodity derivative contracts. Our calculation of such effects includes both gains and losses on settlements for commodity derivatives and amortization of premiums paid or received on options that settled during the period.

Operational Results

During the first quarter, our aggregate drilling, completion, leasehold and midstream capital expenditures totaled approximately $233 million. We reached total depth on 47 gross (38 net) wells with an average lateral length of approximately 7,900 feet and completed 54 gross (47 net) wells with an average lateral length of approximately 7,000 feet. We turned to sales 26 gross (25 net) wells with an average lateral length of approximately 7,000 feet. Due to the completion of higher working interest pads during the first half of the year, we expect our net drilling and completion capital expenditures to be weighted towards the front half of 2017. We remain on track and on budget with our full-year drilling, completion and capex schedule.

Towards the end of the first quarter, Extraction turned to sales 24 gross (23 net) wells on two pads as part of its Windsor development project, which included 16 wells targeting the Niobrara formation and eight targeting the Codell. The 16 Niobrara wells were all completed utilizing the Company’s enhanced completion well designs. Performance will be monitored closely as the wells approach the 60 to 90 day post-cleanup flow period where we expect to see continued positive separation from our standard type curve.

Commenting on the early results from the Company’s pads completed using enhanced completions, Extraction's President Matt Owens said: “I want to congratulate our operating team whom continues to outperform. During the quarter we completed 54 wells with 2,273 total frac stages while pumping approximately 765 million pounds of proppant and remained within overall budgeted drilling and completion costs. While it is too early to draw a conclusion on the improvement to the EUR of these wells, we are very pleased with what we are seeing thus far. As we have said previously, we expect to see a very slight uplift in initial production, with the largest impact coming from a flatter decline profile. Early results are in-line with our expectations as many of the wells continue to clean up under our restricted choke reservoir maintenance program. We are particularly pleased with the high initial percentages of oil, currently around 85%, and expect production to increase rapidly through the remainder of the year as we continue to turn on additional pads.”

Second Quarter and Full-Year 2017 Outlook

For the second quarter, we expect our average net sales volumes to be 42-45 MBoe/d, which represents a 30% increase over our first quarter volumes at the midpoint. Our crude oil production is expected to average 21-22 MBbl/d, which represents a 60% increase over first quarter at the midpoint. We expect our second quarter LOE excluding transportation and gathering expense to be between $12.5 million and $13.5 million and our cash general and administrative expenses to be between $10.5 million and $11.5 million. As a result of our mitigation efforts with our third-party marketing partner, we now expect our second quarter crude oil differential to be largely consistent with our first quarter.

For the full-year 2017, we reaffirm our previously disclosed production, expense and capital guidance as operations remain on track with our prior forecast. Extraction continues to expect full-year 2017 net sales volumes to average between 48-54 MBoe/d. Our crude oil production is expected to average 23-26 MBbl/d.

Mark Erickson, Extraction’s Chairman and CEO, said: “Our operations remain on track for our large expected production ramp that has already begun, and our second quarter guidance shows this. While we expect our second quarter production to grow about 30% sequentially, we continue to expect the largest sequential growth this year to occur in the third quarter. Our wells produce a much higher percentage of oil at the beginning of their life cycle as indicated by our early results demonstrating average oil cuts around 85% oil along with our oil production guidance, which represents double the growth rate of our total equivalent production growth.”

Debt and Liquidity

Extraction ended the first quarter with $285 million of cash on its balance sheet, an undrawn borrowing base of $475 million and approximately $760 million of available liquidity. Based on the midpoint of our 2017 guidance, we have 84% of our oil volumes hedged and 73% of our gas volumes hedged.

Updated Investor Presentation

Extraction has posted an updated investor presentation to its website. The investor presentation may be viewed on the Company’s website (www.extractionog.com) by selecting “Investors,” then “News and Events,” then “Presentations.”

First-Quarter Earnings Conference Call Information

Those who would like to participate can dial into the number listed below approximately 15 minutes before the scheduled conference call time, and enter confirmation number 4341676 when prompted.

First-Quarter 2017 Earnings Conference Call Information

Date:	Wednesday, May 10, 2017
Time:	8:00 AM MDT / 10:00 AM EDT
Dial - In Numbers:	1-844-229-9561 (Domestic toll-free)
Conference ID:	4341676

To access the audio webcast and related presentation materials, please visit the Investor Relations section of the Company’s website at www.extractionog.com. A replay of the conference call will be available on the website for approximately 30 days following the call.

About Extraction Oil & Gas, Inc.

Denver-based Extraction Oil & Gas, Inc. is an independent energy exploration and development company focused on exploring, developing and producing crude oil, natural gas and NGLs primarily in the Wattenberg Field in the Denver-Julesburg Basin of Colorado. For further information, please visit www.extractionog.com. The Company's common shares are listed for trading on the NASDAQ under the symbol: “XOG.”

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "believe," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could," and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the “Risk Factors” section of our most recent Form 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in our other public filings and press releases. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.

EXTRACTION OIL & GAS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2017	2016
ASSETS
Current Assets:
Cash and cash equivalents	$284,551	$588,736
Accounts receivable
Trade	21,775	23,154
Oil, natural gas and NGL sales	31,066	34,066
Inventory and prepaid expenses	9,715	7,722
Total Current Assets	347,107	653,678
Property and Equipment (successful efforts method), at cost:
Proved oil and gas properties	2,081,304	1,851,052
Unproved oil and gas properties	479,710	452,577
Wells in progress	141,423	98,747
Less: accumulated depletion, depreciation and amortization	(451,458)	(402,912)
Net oil and gas properties	2,250,979	1,999,464
Other property and equipment, net of accumulated depreciation	32,677	32,721
Net Property and Equipment	2,283,656	2,032,185
Non-Current Assets:
Cash held in escrow	22,318	42,200
Commodity derivative asset	5,724	—
Goodwill and other intangible assets, net of accumulated amortization	54,526	54,489
Other non-current assets	1,947	2,224
Total Non-Current Assets	84,515	98,913
Total Assets	$2,715,278	$2,784,776
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$88,166	$131,134
Revenue payable	34,499	35,162
Production taxes payable	27,080	27,327
Commodity derivative liability	9,002	56,003
Accrued interest payable	9,148	19,621
Asset retirement obligations	4,375	5,300
Total Current Liabilities	172,270	274,547
Non-Current Liabilities:
Senior Notes, net of unamortized debt issuance costs	538,684	538,141
Production taxes payable	45,342	35,838
Commodity derivative liability	—	6,738
Other non-current liabilities	3,408	3,466
Asset retirement obligations	53,751	50,808
Deferred tax liability	111,156	106,026
Total Non-Current Liabilities	752,341	741,017
Commitments and Contingencies
Total Liabilities	924,611	1,015,564

Series A Convertible Preferred Stock, $0.01 par value; 50,000,000 shares authorized; 185,280 issued and outstanding	154,360	153,139

Stockholders' Equity:
Common Stock, $0.01 par value; 900,000,000 shares authorized; 171,834,605 issued and outstanding	1,718	1,718
Additional paid-in capital	2,079,108	2,067,590
Accumulated deficit	(444,519)	(453,235)
Total Stockholders' Equity	1,636,307	1,616,073
Total Liabilities and Stockholders' Equity	$2,715,278	$2,784,776

EXTRACTION OIL & GAS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	March 31,
	2017	2016
Revenues:
Oil sales	$52,128	$34,088
Natural gas sales	19,897	6,606
NGL sales	17,614	4,438
Total Revenues	89,639	45,132
Operating Expenses:
Lease operating expenses	22,323	11,970
Production taxes	6,453	4,490
Exploration expenses	10,812	2,831
Depletion, depreciation, amortization and accretion	50,653	45,308
Impairment of long lived assets	675	446
Other operating expenses	451	891
Acquisition transaction expenses	68	—
General and administrative expenses	25,688	7,140
Total Operating Expenses	117,123	73,076
Operating Loss	(27,484)	(27,944)
Other Income (Expense):
Commodity derivatives gain (loss)	50,422	(4,036)
Interest expense	(9,660)	(13,568)
Other income	568	28
Total Other Income (Expense)	41,330	(17,576)
Net Income (Loss) Before Income Taxes	13,846	(45,520)
Income Tax Expense	5,130	—
Net Income (Loss)	$8,716	$(45,520)
Earnings Per Common Share
Basic and diluted	$0.03
Weighted Average Common Shares Outstanding
Basic and diluted	171,835

EXTRACTION OIL & GAS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$8,716	$(45,520)
Reconciliation of net income (loss) to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	50,653	45,308
Abandonment and impairment of unproved properties	2,735	—
Impairment of long lived assets	675	446
Loss on sale of property and equipment	451	—
Amortization of debt issuance costs and debt discount	845	1,198
Deferred rent	101	242
Commodity derivatives (gain) loss	(50,422)	4,036
Settlements on commodity derivatives	(9,129)	29,072
Premiums paid on commodity derivatives	—	(30)
Deferred income tax expense	5,130	—
Unit and stock-based compensation	15,745	1,368
Changes in current assets and liabilities:
Accounts receivable—trade	1,096	6,107
Accounts receivable—oil, natural gas and NGL sales	3,000	(557)
Inventory and prepaid expenses	140	252
Accounts payable and accrued liabilities	(7,913)	(17,738)
Revenue payable	(663)	(3,632)
Production taxes payable	9,248	5,816
Accrued interest payable	(10,473)	11,268
Asset retirement expenditures	(602)	(96)
Net cash provided by operating activities	19,333	37,540
Cash flows from investing activities:
Oil and gas property additions	(334,606)	(79,086)
Acquired oil and gas properties	(3,830)	—
Sale of other property and equipment	2,000	2,148
Other property and equipment additions	(3,231)	(1,586)
Cash held in escrow	19,882	—
Net cash used in investing activities	(319,785)	(78,524)
Cash flows from financing activities:
Borrowings under credit facility	—	10,000
Dividends on Series A Preferred Stock	(2,237)	—
Debt issuance costs	(14)	—
Equity issuance costs	(1,482)	(214)
Net cash provided by (used in) financing activities	(3,733)	9,786
Decrease in cash and cash equivalents	(304,185)	(31,198)
Cash and cash equivalents at beginning of period	588,736	97,106
Cash and cash equivalents at end of the period	$284,551	$65,908
Supplemental cash flow information:
Property and equipment included in accounts payable and accrued liabilities	$71,308	$60,020
Cash paid for interest	$21,749	$2,064
Accretion of beneficial conversion feature of Series A Preferred Stock	$1,296	$—

EXTRACTION OIL & GAS, INC.

RECONCILIATION OF ADJUSTED EBITDAX AND ADJUSTED EBITDAX, UNHEDGED

(In thousands)

	For the Three Months Ended
	March 31,
	2017	2016
Reconciliation of Adjusted EBITDAX:
Net income (loss)	$8,716	$(45,520)
Add back:
Depletion, depreciation, amortization and accretion	50,653	45,308
Impairment of long lived assets	675	446
Exploration expenses	10,812	2,831
Rig termination fee	—	891
Loss on sale of property and equipment	451	—
Acquisition transaction expenses	68	—
(Gain) loss on commodity derivatives	(50,422)	4,036
Settlements on commodity derivative instruments	(9,041)	30,502
Premiums paid for derivatives that settled during the period	—	(3,060)
Unit and stock-based compensation expense	15,745	1,368
Amortization of debt discount and debt issuance costs	845	1,198
Interest expense	8,815	12,370
Income tax expense	5,130	—
Adjusted EBITDAX	$42,447	$50,370
Deduct:
Settlements on commodity derivative instruments	(9,041)	30,502
Premiums paid for derivatives that settled during the period	—	(3,060)
Adjusted EBITDAX, Unhedged	$51,488	$22,928

Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are not measures of net income (loss) as determined by United States generally accepted accounting principles (“GAAP”). Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are supplemental non-GAAP financial measures that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net income (loss) adjusted for certain cash and non-cash items, including depletion, depreciation, amortization and accretion, impairment of long lived assets, exploration expenses, rig termination fees, acquisition transaction expenses, commodity derivative (gain) loss, settlements on commodity derivatives, premiums paid for derivatives that settled during the period, unit and stock-based compensation expense, amortization of debt discount and debt issuance costs, interest expense, income taxes, and non-recurring charges. We define Adjusted EBITDAX, Unhedged as Adjusted EBITDAX adjusted for settlements on commodity derivative instruments and premiums paid for derivative that settled during the period.

Management believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful because they allow us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX and Adjusted EBITDAX, Unhedged because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX and Adjusted EBITDAX, Unhedged should not be considered as alternatives to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our operating performance. Certain items excluded from Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, hedging strategy and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged. Our computations of Adjusted EBITDAX and

Adjusted EBITDAX, Unhedged may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are widely followed measures of operating performance.  A reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and net income (loss) for the three months ended March 31, 2017 and 2016 is provided in the table above. Additionally, our management team believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful to an investor in evaluating our financial performance because these measures (i) are widely used by investors in the oil and natural gas industry to measure a company’s operating performance without regard to items excluded from the calculation of such term, among other factors; (ii) help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure; and (iii) are used by our management team for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting. Adjusted EBITDAX is also used by our Board of Directors as a performance measure in determining executive compensation.